                                                                    Exhibit 99.3

                                                            EXECUTION COPY

                      ASSUMPTION AND AMENDMENT AGREEMENT


            ASSUMPTION AND AMENDMENT AGREEMENT, dated as of April 15, 1998, made by SALM ENTERPRISES, INC., a California corporation, and ATLANTIC PROSPECT, INC., a New York corporation (collectively, the "Additional Grantors"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as US Administrative Agent and Canadian Administrative Agent (in such capacities, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H:


            WHEREAS, Outdoor Systems, Inc., a Delaware corporation (the "Company"), and Mediacom Inc., a Canadian corporation (collectively, the "Borrowers"), the Lenders and the Administrative Agent have entered into the Fifth Amended and Restated Credit Agreement, dated as of August 15, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantors) have entered into the US Guarantee and Collateral Agreement, dated as of August 22, 1996 (as amended, supplemented or otherwise modified from time to time, the "US Guarantee and Collateral Agreement"), in favor of the US Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Grantors to become parties to the US Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantors have agreed to execute and deliver this Assumption and Amendment Agreement to become parties to the US Guarantee and Collateral Agreement, and the Company has agreed to execute and deliver this Assumption and Amendment Agreement to cause the Capital Stock of the Additional Grantors that is owned by the Company to become Pledged Stock under the US Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Joinder. By executing and delivering this Assumption and Amendment Agreement, the Additional Grantors, as provided in Section 8.16 of the US Guarantee and Collateral Agreement, hereby become parties to the US Guarantee and Collateral Agreement as Grantors thereunder with the same force and effect as if originally named therein as Grantors and, without limiting the generality of the foregoing, hereby expressly assume all obligations and liabilities of Grantors thereunder. The information set forth in Annex A hereto is hereby added to the information set forth in Schedules 1 through 6 to the US Guarantee and Collateral Agreement. The Additional Grantors hereby represent and warrant that each of the representations and warranties contained in Section 4 of the US Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption and Amendment Agreement) as if made on and as of such date.

            2. Additional Pledged Agreement. By executing and delivering this Assumption and Amendment Agreement, the Company hereby agrees that Schedule 2 of the US Guarantee and Collateral Agreement is hereby amended by adding thereto the information with respect to the shares of Capital Stock of the Additional Grantors listed on Annex B hereto and that the lien created by the US Guarantee and Collateral Agreement shall hereby be extended to cover such shares. The Company hereby represents and warrants that each of the representations and warranties contained in Section 4 of the US Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption and Amendment Agreement) as if made on and as of such date. The Company is delivering to the US Administrative Agent together with this Assumption and Amendment Agreement the certificates representing the shares of Capital Stock of the Additional Grantors listed on Annex B hereto, together with, in the case of each such certificate, a duly executed blank stock power.

            3. GOVERNING LAW. THIS ASSUMPTION AND AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


            IN WITNESS WHEREOF, the undersigned have caused this Assumption and Amendment Agreement to be duly executed and delivered as of the date first above written.

                                        SALM ENTERPRISES, INC.

                                        By: /s/ William S. Levine
                                            -----------------------
                                            Name: William S. Levine
                                            Title: Chairman


                                        ATLANTIC PROSPECT, INC.

                                        By: /s/ William S. Levine
                                            -----------------------
                                            Name: William S. Levine
                                            Title: Chairman

                                        OUTDOOR SYSTEMS, INC.

                                        By: /s/ William S. Levine
                                            -----------------------
                                            Name: William S. Levine
                                            Title: Chairman



Agreed to:

CANADIAN IMPERIAL BANK OF COMMERCE,
as US Administrative Agent

By: /s/
    -------------------------------
Name:
Title:

                                   ANNEX A


SCHEDULE 1 NOTICE ADDRESSES OF GUARANTORS

           1.  Salm Enterprises, Inc.
               2502 North Black Canyon Highway
               Phoenix, Arizona 85009
               Attention:  William S. Levine

           2.  Atlantic Prospect, Inc.
               2502 North Black Canyon Highway
               Phoenix, Arizona 85009
               Attention:  William S. Levine

SCHEDULE 2 DESCRIPTION OF PLEDGED SECURITIES

           PLEDGED STOCK:
               ISSUER               CLASS OF STOCK    STOCK CERT.#   # OF SHARES
           Salm Enterprises, Inc.      Common              7           2,500.0
           Atlantic Prospect, Inc.     Common              1             100.0

           PLEDGED NOTES:
               None

SCHEDULE 3 FILINGS AND OTHER ACTIONS REQUIRED TO PERFECT SECURITY INTERESTS

           UNIFORM COMMERCIAL CODE FILINGS

               ENTITY                            JURISDICTION

           Salm Enterprises, Inc.                Arizona    - Secretary of State
                                                 California - Secretary of State

           Atlantic Prospect, Inc.               Arizona    - Secretary of State
                                                 New York   - Secretary of State
                                                              Kings County

           PATENT AND TRADEMARK FILINGS

                 None

           UNITED STATES
                 REGISTERED MARKS

                     None

                 PENDING APPLICATIONS

                     None

                 COMMON LAW MARKS

                     None

           CANADA
                 COMMON LAW MARKS

                     None

           FILINGS REQUIRED TO PERFECT SECURITY INTEREST IN PATENT AND TRADEMARK FILINGS

                  None

           ACTIONS WITH RESPECT TO PLEDGED STOCK

                  None

           OTHER ACTIONS

                  None

SCHEDULE 4 LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                  GRANTOR                                JURISDICTION

           1.  Salm Enterprises, Inc.                     California
               2502 North Black Canyon Highway
               Phoenix, Arizona 85009
               Attention:  William S. Levine

           2.  Atlantic Prospect, Inc.                    New York
               2502 North Black Canyon Highway
               Phoenix, Arizona 85009
               Attention:  William S. Levine

SCHEDULE 5 LOCATION OF INVENTORY AND EQUIPMENT

                       GRANTOR                                LOCATION

           1.  Salm Enterprises, Inc.                    1731 Workman Street
               2502 North Black Canyon Highway           Los Angeles, CA 90031
               Phoenix, Arizona 85009

           2.  Atlantic Prospect, Inc.                        None(1)
               2502 North Black Canyon Highway
               Phoenix, Arizona 85009

SCHEDULE 6 COPYRIGHTS AND COPYRIGHT LICENSES, PATENT AND PATENT LICENSES,
           TRADEMARKS AND TRADEMARK LICENSES

               None

----------
(1) This company was incorporated for the purpose of holding, and holds a 100% interest in, the mortgage on property located at 129-133 Prospect Avenue, Brooklyn, Kings County, New York 11215.
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                                                                               5

ANNEX B

DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK

Issuer                   Class of Stock  Stock Certificate Number  # of Shares
------                   --------------  ------------------------  -----------
Salm Enterprises, Inc.      Common                  7                  2,500

Atlantic Prospect, Inc.     Common                  1                    100